UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

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IDACORP, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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IDACORP, Inc.
Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be held on May 21, 2009.
1221 W. Idaho Street Boise, Idaho 83702
The Securities and Exchange Commission rules permit us to make our proxy materials available to our shareholders via the Internet.
1. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet.  We encourage you to access and review all of the important information contained in the proxy materials before voting.
2. The proxy statement and annual report to shareholders are available at www.proxydocs.com/ida.
3. If you want to receive a paper or e-mail copy of these documents, you must request one.  There is no charge to you for requesting a copy.  Please make your request for a copy as instructed below on or before May 7, 2009 to facilitate timely delivery.
Material for this annual meeting and future meetings may be requested by one of the following methods:
INTERNET TELEPHONE * E-MAIL
www.investorelections.com/ida (866) 648-813
paper@investorelections.com
If requesting material by e-mail, please send a blank e-mail with the 12 digit control number (located below) in the subject line. No other requests, instructions or other inquiries should be included with your e-mail requesting material. You must use the 12 digit control number located in the box below.

View Materials Online at www.proxydocs.com/ida
A convenient way to view proxy materials and VOTE!
To view your proxy materials online, go to www.proxydocs.com/ida.  Have the 12 digit control number available when you access the website and follow the instructions. Shareholders interested in attending in person must make a reservation and may obtain directions to the meeting by calling (800) 635-5406.
April 6, 2009 To the Shareholders of IDACORP, Inc. Notice is hereby given that the Annual Meeting of Shareholders of IDACORP, Inc. will be held on May 21, 2009 at 10:00 a.m. local time at the Idaho Power Company corporate headquarters building, 1221 West Idaho Street, Boise, Idaho 83702, for the following purposes: 1. to elect four directors nominated by the Board of Directors for three-year terms and one director nominated by the Board of Directors for a two-year term ; (01) C. Stephen Allred (Three Year Term), (02) Christine King (Three Year Term), (03) Gary G. Michael (Three Year Term), (04) Jan B. Packwood (Three Year Term), (05) Richard J. Dahl (Two Year Term) 2. to ratify the appointment of Deloitte and Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31,2009; 3. to act upon a shareholder proposal requesting that the Board of Directors adopt quantitative goals, based on current technologies, for reducing total greenhouse gas emissions from our products and operations, and that IDACORP report to shareholders by September 30,2009, on its plans to achieve these goals; and 4. to transact such other business that may properly come before the meeting and any adjournment or adjournments thereof.
The board of directors recommends a vote “FOR” each of the listed nominees, “FOR” proposal 2 and “AGAINST” proposal 3.CONTROL NO. ACCOUNT NO. # SHARES Copyright © 2008 Mediant  Communications LLC. All Rights Reserve